UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 7, 2012

BAYOU CITY EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-27443	61-1306702
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

632 Adams Street, Suite 700, Bowling Green, Kentucky	42101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(270) 842-2421

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment to Form 8-K is being filed to provide additional information regarding the Company’s change in accountants, filed in the Company’s Current Report on Form 8-K filed with the Commission on June 11, 2012 (the “June 11, 2012 8-K”).

Item 4.01 - Changes in Registrant’s Certifying Accountant

On June 7, 2012, Bayou City Exploration, Inc. (the “Company”) executed a letter agreement engaging Turner, Stone & Company, L.L.P. (“Turner Stone”) as its independent registered public accounting firm, and terminated the engagement of its former independent registered public accounting firm, KWCO, P.C. (“KWCO”), for geographic convenience. None of KWCO’s reports of on the Company's financial statements for either of the past two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to engage Turner Stone was approved by the Company’s Board of Directors on June 7, 2012.

During the fiscal years ended December 31, 2010, 2011 and 2012 through the date of this Report, there were no disagreements with KWCO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of KWCO, would have caused the Company to make reference to the matter in a report on the Company’s financial statements. Furthermore, during the Company’s two most recent fiscal years and all subsequent interim periods, the Company did not consult Turner Stone regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any other matter. The Company has provided KWCO with a copy of this Report and requested that it furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of KWCO’s letter provided in response to the Company’s request, dated June 8, 2012, is filed as Exhibit 16.1 to the Company’s June 11, 2012 Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this Report on Form 8-K.

Exhibit	Description
16.1	Letter from KWCO, P.C. dated June 8, 2012 (incorporated by reference to Exhibit 16.1 of the Company’s June 11, 2012 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2012	Bayou City Exploration, Inc.

	By:	/s/ Stephen C. Larkin Stephen C. Larkin